Exhibit 99.1

333 West Wacker Drive
Chicago IL 60606
Tel: +1 312 897-4000

Contact	Scott Sutton	Date	February 5, 2021
Telephone:	+1-224-343-5538	Email:	scott.sutton@lasalle.com

JLL Income Property Trust
Announces Tax Treatment of 2020 Distributions

Chicago (February 5, 2021) – JLL Income Property Trust, an institutionally managed daily NAV REIT (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX) with more than $3.4 billion in portfolio assets, today announced the income tax treatment of its dividends paid in 2020. For the tax year ended December 31, 2020, approximately 57 percent of the distributions paid will qualify as non-dividend distribution or return of capital (box 3 on Form 1099) and approximately 43 percent of distributions paid will qualify as tax advantaged long-term capital gain (box 2a).

“Our primary investment objectives remain durability of dividend distributions and preservation of invested capital, and even amid the COVID-induced recession, we believe we delivered on that goal in 2020,” said Allan Swaringen, President and CEO of JLL Income Property Trust. “We also strive to be a source of longer-term tax advantaged income for stockholders and for the ninth year in a row we exceeded our target tax efficiency. Further, last year we accelerated the Payment Date of our quarterly dividends and paid five distributions to stockholders who held shares throughout 2020. This resulted in an effective 5.8 percent annualized distribution yield for 2020 on our M-I share class based upon the yearend share price of $11.62, however, this will normalize to four dividend payments in 2021. Finally, the 2017 Tax Cuts and Jobs Act continues to provide substantial tax savings to REIT investors.”

The table below summarizes the income tax treatment of distributions paid to Class A stockholders during the year ended December 31, 2020:

Record Date	Payment Date	Net Distribution per share (1)	Capital Gain Income (2)		Return of Capital		Unrecaptured Section 1250 Gains
12/30/2019	2/3/2020	$0.11189	$0.04867	43.5%	$0.06322	56.5%	$0.01992
3/25/2020	3/30/2020	0.11211	0.04877	43.5%	0.06334	56.5%	0.01996
6/24/2020	6/29/2020	0.11239	0.04889	43.5%	0.06350	56.5%	0.02001
9/24/2020	9/29/2020	0.11282	0.04908	43.5%	0.06374	56.5%	0.02008
12/23/2020	12/30/2020	0.11280	0.04907	43.5%	0.06373	56.5%	0.02008
Total		$0.56201	$0.24448	43.5%	$0.31753	56.6%	$0.10005
(1)     Distributions per share are net of dealer manager fees of 0.85%.
(2)     Distributions include 17.8% of Unrecaptured Section 1250 Gain.

The table below summarizes the income tax treatment of distributions paid to Class M stockholders during the year ended December 31, 2020:

Record Date	Payment Date	Net Distribution per share (1)	Capital Gain Income (2)		Return of Capital		Unrecaptured Section 1250 Gains
12/30/2019	2/3/2020	$0.12600	$0.05481	43.5%	$0.07119	56.5%	$0.02243
3/25/2020	3/30/2020	0.12649	0.05502	43.5%	0.07147	56.5%	0.02252
6/24/2020	6/29/2020	0.12683	0.05517	43.5%	0.07166	56.5%	0.02258
9/24/2020	9/29/2020	0.12661	0.05508	43.5%	0.07153	56.5%	0.02254
12/23/2020	12/30/2020	0.12719	0.05533	43.5%	0.07186	56.5%	0.02264
Total		$0.63312	$0.27541	43.5%	$0.35771	56.6%	$0.11271
(1)     Distributions per share are net of dealer manager fees of 0.30% of NAV.
(2)     Distributions include 17.8% of Unrecaptured Section 1250 Gain.

The table below summarizes the income tax treatment of distributions paid to Class A-I stockholders during the year ended December 31, 2020:

Record Date	Payment Date	Net Distribution per share (1)	Capital Gain Income (2)		Return of Capital		Unrecaptured Section 1250 Gains
12/30/2019	2/3/2020	$0.12674	$0.05513	43.5%	$0.07161	56.5%	$0.02256
3/25/2020	3/30/2020	0.12681	0.05516	43.5%	0.07165	56.5%	0.02257
6/24/2020	6/29/2020	0.12753	0.05548	43.5%	0.07205	56.5%	0.02270
9/24/2020	9/29/2020	0.12632	0.05495	43.5%	0.07137	56.5%	0.02248
12/23/2020	12/30/2020	0.12715	0.05531	43.5%	0.07184	56.5%	0.02263
Total		$0.63455	$0.27603	43.5%	$0.35852	56.6%	$0.11294
(1)     Distributions per share are net of dealer manager fees of 0.30% of NAV.
(2)     Distributions include 17.8% of Unrecaptured Section 1250 Gain.

The table below summarizes the income tax treatment of distributions paid to Class M-I stockholders during the year ended December 31, 2020:

Record Date	Payment Date	Net Distribution per share	Capital Gain Income (1)		Return of Capital		Unrecaptured Section 1250 Gains
12/30/2019	2/3/2020	$0.13500	$0.05873	43.5%	$0.07628	56.5%	$0.02403
3/25/2020	3/30/2020	0.13500	0.05873	43.5%	0.07628	56.5%	0.02403
6/24/2020	6/29/2020	0.13500	0.05873	43.5%	0.07628	56.5%	0.02403
9/24/2020	9/29/2020	0.13500	0.05873	43.5%	0.07628	56.5%	0.02403
12/23/2020	12/30/2020	0.13500	0.05873	43.5%	0.07628	56.5%	0.02403
Total		$0.67500	$0.29365	43.5%	$0.38140	56.6%	$0.12015
(1)     Distributions include 17.8% of Unrecaptured Section 1250 Gain.

The table below summarizes the income tax treatment of distributions paid to Class D stockholders during the year ended December 31, 2020:

Record Date	Payment Date	Net Distribution per share	Capital Gain Income (1)		Return of Capital		Unrecaptured Section 1250 Gains
12/30/2019	2/3/2020	$0.13500	$0.05873	43.5%	$0.07628	56.5%	$0.02403
3/25/2020	3/30/2020	0.13500	0.05873	43.5%	0.07628	56.5%	0.02403
6/24/2020	6/29/2020	0.13500	0.05873	43.5%	0.07628	56.5%	0.02403
9/24/2020	9/29/2020	0.13500	0.05873	43.5%	0.07628	56.5%	0.02403
12/23/2020	12/30/2020	0.13500	0.05873	43.5%	0.07628	56.5%	0.02403
Total		$0.67500	$0.29365	43.5%	$0.38140	56.6%	$0.12015
(1)     Distributions include 17.8% of Unrecaptured Section 1250 Gain.

The dollar amount reported on each investor's respective 1099-DIV will depend on the total amount of distributions received throughout the year which can be affected by the share class held and the length of time the shares were owned.
This release is based on the preliminary results of work on the company's tax filings and may be subject to adjustment. The income tax allocation for the distributions discussed above has been calculated using the best available information as of the date of the release. The company is releasing information at this time to aid those required to distribute Forms 1099 on the company's distributions. Tax treatment of distributions is dependent on a number of factors and there is no guarantee that future distributions will qualify as a non-dividend distribution, return of capital or long-term capital gain.

JLL Income Property Trust is an institutionally managed, daily NAV REIT that gives investors access to a growing portfolio of commercial real estate investments selected by an institutional investment management team and sponsored by one of the world’s leading real estate services firms.

For more information on JLL Income Property Trust, please visit our website at www.jllipt.com.

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About JLL Income Property Trust (NASDAQ: ZIPTAX; ZIPTMX; ZIPIAX; ZIPIMX),
Jones Lang LaSalle Income Property Trust, Inc. is a daily NAV REIT that owns and manages a diversified portfolio of high quality, income-producing apartment, industrial, office and grocery-anchored retail properties located in the United States. JLL Income Property Trust expects to further diversify its real estate portfolio over time, including on a global basis. For more information, visit www.jllipt.com.

About LaSalle Investment Management
LaSalle Investment Management is one of the world's leading real estate investment managers. On a global basis, LaSalle manages approximately $69 billion of assets in private and public real estate property and debt investments as of Q4 2020. LaSalle's diverse client base includes public and private pension funds, insurance companies, governments, corporations, endowments and private individuals from across the globe. LaSalle sponsors a complete range of investment vehicles including separate accounts, open- and closed-end funds, public securities and entity-level investments. For more information please visit http://www.lasalle.com.

Valuations, Forward Looking Statements and Future Results
This press release may contain forward-looking statements with respect to JLL Income Property Trust. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, research, market analysis, plans or predictions of the future. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Past performance is not indicative of future results and there can be no assurance that future dividends will be paid.